     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2002
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 TENNANT COMPANY
             (Exact name of registrant as specified in its charter)

                MINNESOTA                                      41-0572550
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                      Identification No.)

         701 NORTH LILAC DRIVE                                  55440
             P.O. BOX 1452                                    (Zip Code)
         MINNEAPOLIS, MINNESOTA
(Address of principal executive offices)

                                 TENNANT COMPANY
                 RESTRICTED STOCK PLAN FOR NONEMPLOYEE DIRECTORS
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1999)
                            (Full title of the plan)

                                JAMES J. SEIFERT
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 TENNANT COMPANY
                              701 NORTH LILAC DRIVE
                                  P.O. BOX 1452
                          MINNEAPOLIS, MINNESOTA 55440
                     (Name and address of agent for service)

                                 (763) 540-1200
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
       Title of               Amount           Proposed Maximum         Proposed Maximum            Amount of
     Securities to             to be            Offering Price         Aggregate Offering          Registration
     be Registered         Registered(1)         Per Share(2)               Price(2)                   Fee
------------------------------------------------------------------------------------------------------------------
   Common Stock, par
      value $.375 per        100,000
          share               Shares                $38.95                 $3,895,000                $358.34
==================================================================================================================

(1) This registration statement relates to 100,000 additional shares of the registrant's Common Stock to be offered pursuant to the registrant's Restricted Stock Plan for Nonemployee Directors (As Amended and Restated Effective January 1, 1999).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the registrant's Common Stock on March 8, 2002, as reported on the New York Stock Exchange Composite Tape.

================================================================================

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                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed (File No. 0-4804) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are, as of their respective dates, incorporated by reference in this registration statement:

          (a) The Annual Report on Form 10-K of Tennant Company (the "Company") for the fiscal year ended December 31, 2000 (which incorporates by reference certain portions of the Company's 2000 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company's 2001 Annual Meeting of Shareholders);

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (c) The description of the Company's common stock contained in a registration statement filed pursuant to the Exchange Act, together with any amendments or reports filed for the purpose of updating that description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment that indicates that all shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of those documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     James J. Seifert, Vice President, General Counsel and Secretary of the Company, beneficially owns shares of the Company's common stock having a fair market value of more than $40,000.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article VI of the Company's Restated By-Laws provides that the Company shall indemnify its directors and officers to the full extent required by Minnesota Statutes, Section 302A.521, or by other provisions of law. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements,

                                      II-1
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incurred by the person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are:

          (a) the person has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and expenses;

          (b) the person must have acted in good faith;

          (c) no improper personal benefit was obtained by the person and, if applicable, certain statutory conflict-of-interest provisions have been satisfied;

          (d) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful; and

          (e) the person acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

     The determination as to eligibility for indemnification is made by the members of the Company's board of directors, or a committee thereof, who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

     Article VIII of the Company's Restated Articles of Incorporation provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except:

          (a) any breach of the director's duty of loyalty to the Company or its shareholders;

          (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (c) dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws;

          (d) any transaction from which the director derived an improper personal benefit; or

          (e) any act or omission occurring before the effective date of the provision in the Company's Restated Articles of Incorporation limiting such liability.

     Article VIII does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. Nor does this Article limit the liability of directors for violations of, or relieve them from the necessity of complying with, federal securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

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ITEM 8. EXHIBITS.

     EXHIBIT          DESCRIPTION
       4               Rights  Agreement,  dated as of November 19,  1996, as amended,  between the Company and Wells
                       Fargo  Bank  Minnesota,   National   Association  (f/k/a  Norwest  Bank  Minnesota,   National
                       Association)  (incorporated by reference to Exhibit 1 to Form 8-A dated November 26,  1996, as amended by Form 8-A/A dated November 18, 1999).

       5               Opinion of James J. Seifert.

       23.1            Consent of James J. Seifert (included in Exhibit 5).

       23.2            Independent Auditors' Consent.

       24              Powers of Attorney.

       99              Tennant  Company  Restricted  Stock Plan for  Nonemployee  Directors  (As Amended  and  Restated
                       Effective January 1, 1999).

ITEM 9. UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

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          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant any in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      II-4
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 15, 2002.

                           TENNANT COMPANY

                           By   /s/ James J. Seifert
                               -------------------------------------------------
                               Its Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                          TITLE
/s/ Janet M. Dolan                 President and Chief Executive Officer
------------------------------
Janet M. Dolan                     (Principal Executive Officer)

/s/ Anthony T. Brausen             Vice President, Chief Financial Officer and Treasurer
------------------------------
Anthony T. Brausen                 (Principal Financial Officer)

/s/ Gregory M. Siedschlag          Corporate Controller and Principal Accounting Officer
------------------------------
Gregory M. Siedschlag              (Principal Accounting Officer)

David C. Cox                    )
Andrew P. Czajkowski            )
Janet M. Dolan                  )
James T. Hale                   )
Pamela K. Knous                 )       A majority of the Board of Directors*
William I. Miller               )
Edwin L. Russell                )
Stephen G. Shank                )
Frank L. Sims                   )

* James J. Seifert, by signing his name hereto, hereby signs this document on behalf of each of the above-named officers or directors of the registrant under powers of attorney executed by those persons.

                           By   /s/ James J. Seifert
                              --------------------------------------------------
                                                James J. Seifert
                              Vice President, General Counsel and Secretary,
                                                Attorney in Fact

                                INDEX TO EXHIBITS

   EXHIBIT                               DESCRIPTION

      4              Rights  Agreement,  dated as of  November 19,  1996, as amended, between the Company  and Wells  Fargo Bank  Minnesota,  National
                     Association    (f/k/a   Norwest   Bank    Minnesota,    National
                     Association)  (incorporated  by  reference  to Exhibit 1 to Form
                     8-A dated  November 26,  1996,  as amended  by Form 8-A/A  dated
                     November 18, 1999)...............................................    Incorporated by Reference

      5              Opinion of James J. Seifert......................................    Filed Electronically

      23.1           Consent of James J. Seifert (included in Exhibit 5)

      23.2           Independent Auditors' Consent....................................    Filed Electronically

      24             Powers of Attorney...............................................    Filed Electronically

      99             Tennant Company Restricted Stock Plan for Nonemployee  Directors
                     (As Amended and Restated Effective January 1, 1999)..............    Filed Electronically

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